Exhibit 10.4

Jonathan A. Kohl

Direct Dial: 972.387.5437

Email: jkohl@pcallp.com

August 15, 2012

Forest City Commercial Group, Inc. Attention: President 50 Public Square, Suite 1100 Cleveland, Ohio 44113	Via FedEx and Facsimile: 216.263.6208
Forest City Enterprises, Inc. Attention: General Counsel 50 Public Square, Suite 1360 Cleveland, Ohio 44113	Via FedEx and Facsimile: 216.263.6206
Re:	Purchase Agreement dated as of April 20, 2011, between Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership (“Seller”), as seller, and Forest City Commercial Development, Inc., an Ohio corporation (“Purchaser”), as purchaser, as amended by that certain First Amendment to Purchase Agreement dated to be effective as of May 20, 2011, as amended by that Second Amendment to Purchase Agreement dated to be effective as of June 20, 2011, as amended by that Third Amendment to Purchase Agreement dated to be effective as of June 27, 2011, as amended by that Fourth Amendment to Purchase Agreement dated to be effective June 30, 2011, as amended by that certain Fifth Amendment to Purchase Agreement dated to be effective July 8, 2011, as amended by that certain Sixth Amendment to Purchase Agreement dated to be effective August 3, 2011 (collectively, the “Purchase Agreement”)

To Whom It May Concern:

On behalf of Seller, this letter shall serve as notice that Seller is exercising its right to terminate the Purchase Agreement pursuant to Section 3.4 thereof.

Please feel free to call me if you have any questions.

Sincerely,

Forest City Enterprises, Inc.

April 20, 2012

Jonathan A. Kohl

JAK\gsw

cc:	(via email:) Mark Flynt Donna Wilkins Jeff Carter Carol Satterfield